Exhibit 99.(d)(2)

As Amended: January 31, 2014

Schedule A
to the Investment Advisory Agreement between
Cavanal Hill Funds and Cavanal Hill Investment Management, Inc.

Name of Fund	Compensation*

Cavanal Hill U.S. Treasury Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill U.S. Treasury Fund’s average daily net assets.
Cavanal Hill Cash Management Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill Cash Management Fund’s average daily net assets.
Cavanal Hill Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Bond Fund’s average daily net assets.
Cavanal Hill Intermediate Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Intermediate Bond Fund’s average daily net assets.
Cavanal Hill Intermediate Tax-Free Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.
Cavanal Hill Short-Term Income Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Short-Term Income Fund’s average daily net assets.
Cavanal Hill U.S. Large Cap Equity Fund (f/k/a American Performance U.S. Tax- Efficient Large Cap Equity Fund)	Annual rate of sixty-nine one-hundredths of one percent (0.69%) of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.
Cavanal Hill Balanced Fund	Annual rate of seventy-four one-hundredths of one percent (0.74%) of Cavanal Hill Balanced Fund’s average daily net assets.

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As Amended: January 31, 2014

Schedule A (continued)
to the Investment Advisory Agreement between
Cavanal Hill Funds and Cavanal Hill Investment Management, Inc.

Name of Fund	Compensation*

Cavanal Hill Tax-Free Money Market Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill Institutional Tax-Free Money Market Fund’s average daily net assets.
Cavanal Hill Opportunistic Fund	Annual rate of two and twenty-five one-hundredths of one percent (2.25%) of Cavanal Hill Opportunistic Fund’s average daily net assets.
Cavanal Hill World Energy Fund	Annual rate of seventy one-hundredths of one percent (0.70%) of Cavanal Hill World Energy Fund’s average daily net assets.

[SEAL]	CAVANAL HILL FUNDS

	By:	/s/James L. Huntzinger
	Name:	James L. Huntzinger
	Date:	January 31, 2014

[SEAL]	CAVANAL HILL INVESTMENT MANAGEMENT, INC.

	By:	/s/J. Brian Henderson
	Name:	J. Brian Henderson
	Date:	January 31, 2014

*All fees are computed daily and paid monthly.

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